UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 9, 2006

SPEAR & JACKSON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32013	91-2037081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 South LaSalle Street, Suite 201, Chicago, IL 60605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (312) 765-0680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported by the Company, on July 28, 2006, Jacuzzi Brands, Inc., together with USI American Holdings, Inc., completed the sale of their shares of common stock of Spear & Jackson (representing a majority interest) to United Pacific Industries Limited, which shares are held by United Pacific Industries Limited’s wholly-owned subsidiary Pantene Global Holdings Limited (collectively, “UPI”). On August 7, 2006, the Company filed with the Securities and Exchange Commission, and mailed to the Company’s stockholders, an Information Statement pursuant to Sections 14(c) and 14(f) of the Securities Exchange Act of 1934, as amended, disclosing the intention of UPI to execute a written consent, as majority stockholder, electing to the Board of Directors the following UPI nominees: Lewis Hon Ching Ho; Andy Yan Ywai Poon; and Maria Yuen Man Lam. On August 9, 2006, the Board of Directors expanded the Board of Directors from three members to six members and elected as additional directors Messrs. Ho and Poon and Ms. Lam. Information concerning the backgrounds of the new Directors is included in the Information Statement under the heading “Information Regarding the Executive Officers and New Directors”.

The Board of Directors elected the new Directors as a means to facilitate the transition from the prior Board of Directors to the new Board of Directors. At the present time, Messrs. Harrington, Fletcher and Dinerman will continue to serve as Directors together with the newly elected Directors. No new officers have been elected as yet by the Company. Soneet Kapila will continue to serve as Corporate Monitor for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEAR & JACKSON, INC.

By:	/s/ William Fletcher
William Fletcher
Acting Chief Executive Officer

DATED: August 11, 2006